Exhibit 32.1
Certificate pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of Cray Inc. (the “Company”) hereby certify, to such officers’ knowledge, that:
(i) the accompanying Quarterly Report on Form 10-Q of the Company for the period ended September 30, 2015 (the “Report”), fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	October 29, 2015	/s/ PETER J. UNGARO
Peter J. Ungaro
President and Chief Executive Officer
(Principal Executive Officer)

Date:	October 29, 2015	/s/ BRIAN C. HENRY
Brian C. Henry
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)
The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.